UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

ONCOMED PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35993	38-3572512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

800 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 995-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 16, 2018, the Board of Directors (the “Board”) of OncoMed Pharmaceuticals, Inc. (the “Company”) appointed John Lewicki, Ph.D. as the Company’s President and Chief Executive Officer, effective immediately. Most recently Dr. Lewicki was named the Company’s President in January 2018. In connection with his appointment as Chief Executive Officer, the Board also approved the grant to Dr. Lewicki of a stock option award under the Company’s 2013 Equity Incentive Award Plan (the “2013 Plan”) to purchase 125,000 shares of the Company’s common stock at an exercise price of $2.98 per share, the closing price of the Company’s common stock on March 16, 2018. The stock option vests with respect to 1/48 of the shares subject thereto on each monthly anniversary of March 16, 2018, subject to Dr. Lewicki’s continued employment with the Company on each such vesting date and subject to the other terms and conditions of the 2013 Plan. Dr. Lewicki’s compensation did not otherwise change. The Board also appointed Dr. Lewicki as a Class II director, filling a vacancy in the Board created by an increase in the authorized number of directors to nine directors, both effective March 16, 2018. Dr. Lewicki will not receive any additional compensation for his service as a director on our Board. Dr. Lewicki has not been involved in any transactions that would require disclosure under Item 404(a) of Regulation S-K.

In satisfaction of the disclosure required pursuant to Items 401(b) and 401(e) of Regulation S-K, the Company’s disclosures in its Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 13, 2017, under the heading “Executive Officers—John A. Lewicki, Ph.D.” are incorporated by reference herein.

Also on March 16, 2018, the Board appointed Yvonne Li, age 58, the Company’s Vice President, Finance, Controller and Administration as the Company’s principal accounting officer and principal financial officer, effective immediately. In connection with this appointment, on March 18, 2018, the Compensation Committee of the Board also approved the grant to Ms. Li of a stock option award under the 2013 Plan to purchase 75,000 shares of the Company’s common stock at an exercise price of $2.98 per share, the closing price of the Company’s common stock on March 16, 2018. The stock option vests with respect to 1/48 of the shares subject thereto on each monthly anniversary of March 18, 2018, subject to Ms. Li’s continued employment with the Company on each such vesting date and subject to the other terms and conditions of the 2013 Plan. Ms. Li’s compensation did not otherwise change. Ms. Li has not been involved in any transactions that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Li has served as our Vice President, Finance, Controller and Administration since March 2014, and previously served as our Vice President, Controller from December 2012, our Senior Director, Controller from January 2010, and our Director, Controller from April 2007. Ms. Li received a Master of Business Administration with a concentration in Finance from San Francisco State University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2018	ONCOMED PHARMACEUTICALS, INC.

	By:	/s/ Alicia J. Hager
Alicia J. Hager, J.D., Ph.D.
Senior Vice President & General Counsel